Exhibit 10.20

SCHEDULE I
CHANGE OF CONTROL SEVERANCE PLAN PARTICIPANTS

Benefit Level[1] - 3
Baxter, Warner L.	Mark, Richard J.
Cole, Daniel F. **	Moehn, Michael
Diya, Fadi M.	Nelson, Gregory L.
Lyons, Martin J.
Benefit Level - 2
Steinke, Bruce A.
Benefit Level - 1

**	Planned retirements of Mr. Cole in March 2016

Approval of recommendation to the Board by: /s/ James C. Johnson Date: 12/10/2015
James C. Johnson, Chairman, For the Human Resources Committee

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1 Benefit Levels are defined as a payment amount equal to a cash severance multiple of base and target bonus, bonus in year of termination (prorated at target) and certain benefits.